EXHIBIT 4.4

CUSIP No. ________

No. __                                                                                                                                                                    __________ Shares

MODINE MANUFACTURING COMPANY

(a Wisconsin corporation)

This certifies that __________ is the owner and registered holder of ___________ Shares of Series _________Preferred Stock, par value $0.025 per share, transferable only on the books of the corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

IN WITNESS WHEREOF, the said corporation has caused this certificate to be signed by its duly authorized officers and to be sealed with the seal of the corporation this__ day of ___, 20__.

Name:                                                                        Name:

Title:     Chief Executive Officer                             Title:    Corporate Secretary

Transfer Agent and Registrar

________________

 ___________________________

 MODINE MANUFACTURING COMPANY

THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER UPON REQUEST, A COPY OF THE FULL TEXT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER RIGHTS OF THE SHARES OF EACH CLASS OF STOCK (AND ANY SERIES THEREOF) AUTHORIZED TO BE ISSUED TO THE CORPORATION, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS, ALL AS SET FORTH IN THE CORPORATION’S AMENDED AND RESTATED ARTICLES OF INCORPORATION AND AMENDMENTS THERETO FILED WITH THE SECRETARY OF STATE OF THE STATE OF WISCONSIN.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to the applicable laws or regulations:

TEN COM	—	as tenants in common
TEN ENT	—	as tenants by the entireties
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT	—	____________ Custodian ____________under
(Cust) (Minor)
Uniform Gifts to Minors Act _______________
(State)
UNIF TRF MIN ACT	—	____________ Custodian (until age ______)_______________
(Cust) (Minor)
under Uniform Transfers to Minors Act _______________
(State)

Additional abbreviations may also be used though not in the above list.

THE SHARES OF SERIES ______ PREFERRED STOCK, $0.025 PAR VALUE PER SHARE (THE “PREFERRED STOCK”), HAVE THE POWERS, DESIGNATIONS, PREFERENCES, AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS AS PROVIDED IN THE ARTICLES OF AMENDMENT REGARDING DESIGNATION AND AUTHORIZATION OF PREFERRED STOCK (THE “ARTICLES OF AMENDMENT”), IN ADDITION TO THOSE SET FORTH IN THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF THE CORPORATION (AND ALL AMENDMENTS THERETO) AND THE AMENDED AND RESTATED BYLAWS OF THE CORPORATION.

For value received, ______________ hereby sell, assign and transfer unto ______________

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

__________________ Shares of the stock represented by the within Certificate, and do hereby irrevocably constitute and appoint __________________ Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated: _______________________________

Signature:  ___________________________

Signature:  ___________________________

NOTICE: SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17AD-15.